Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, William D. Meadow, Chief Executive Officer of MV Portfolios, Inc., (the “Company”), in compliance with Section 906 of the Sarbanes- Oxley Act of 2002, hereby certify that, to the best of my knowledge, the Company’s Report on Form 10-Q for the fiscal quarter ended March 31, 2015 (the “Report”) filed with the Securities and Exchange Commission:

• Fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

• The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 17, 2017By: /s/ William D. Meadow

 William D. Meadow

 Chief Executive Officer

 (Principal Executive Officer)

A signed original of this written statement, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement, has been provided to MV Portfolios, Inc., and will be retained by MV Portfolios, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.